Exhibit 15.1
25 April 2025
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
United States

Commissioners:
We have read Item 16F: “Change in Registrant’s Certifying Accountant” of Form 20-F dated 25 April 2025 of Sibanye Stillwater Limited and are in agreement with the statements contained in paragraphs two, three and five. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young Incorporated
Ernst & Young Incorporated
Johannesburg, South Africa
25 April 2025